                                                                      EXHIBIT 21


                                BARNES GROUP INC.

                              LIST OF SUBSIDIARIES


Operating Subsidiaries of the Company:

                                                                       Jurisdiction of
                  Name                                                  Incorporation
                  ----                                                  -------------
Associated Spring-Asia PTE. LTD.                                          Singapore
Associated Spring SPEC Limited                                            United Kingdom
Barnes Group (Bermuda) Limited                                            Bermuda
Barnes Group Canada Inc.                                                  Canada
Barnes Group Holding B.V.                                                 Netherlands
Bowman Distribution Europe Limited                                        United Kingdom
Bowman Distribution France S.A.                                           France
Resortes Mecanicos, S.A.                                                  Mexico
Ressorts SPEC, EURL                                                       France
Stumpp & Schuele do Brasil Industria e                                    Brazil
  Comercio Limitada
Windsor Airmotive Asia PTE. LTD.                                          Singapore

                Associated Spring SPEC Limited is wholly-owned by Bowman Distribution Europe Limited. Ressorts SPEC, EURL is wholly-owned by Bowman Distribution France S.A. Windsor Airmotive Asia PTE. LTD. is wholly-owned by Barnes Group Canada Inc. Associated Spring-Asia PTE. LTD. and Stumpp & Schuele do Brasil Industria e Comercio Limitada are wholly-owned by Barnes Group (Bermuda) Limited. Resortes Mecanicos, S.A. is owned by Barnes Group (Bermuda) Limited (20%), Barnes Group Canada Inc. (40%), and Associated Spring-Asia PTE. LTD. (40%). Barnes Group Canada Inc., Bowman Distribution Europe Limited, and Bowman Distribution France S.A. are wholly-owned by Barnes Group Holding B.V. Barnes Group (Bermuda) Limited and Barnes Group Holding B.V. are wholly-owned by Barnes Group Inc. The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see Note 1 of the Notes to Consolidated Financial Statements on page 21 of the 1997 Annual Report to Stockholders.